UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2020
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Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 29, 2020, Air Transport International, Inc. ("ATI"), a wholly-owned subsidiary of Air Transport Services Group, Inc. (“ATSG”), entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the U.S. Department of the Treasury (“Treasury”) with respect to the grant program under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). ATI expects to receive non-repayable grant funds totaling approximately $8.3 million, to be paid in installments through September 2020. As a condition to receiving the funds, ATI must refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits through September 30, 2020; limit on behalf of itself and its affiliate air carriers, executive compensation through March 24, 2022; maintain certain air transportation service through March 1, 2022 as may be required by the U.S. Department of Transportation pursuant to its authority under the CARES Act; and maintain certain internal controls and records relating to the CARES Act funds and comply with certain reporting requirements. In addition, ATSG may not pay dividends or repurchase its shares through September 30, 2021.
On May 20, 2020, Omni Air International, LLC (“OAI”), a wholly-owned subsidiary of ATSG, entered into a PSP Agreement with Treasury under the CARES Act. OAI expects to receive non-repayable grant funds totaling approximately $67 million, to be paid in installments through September 2020. OAI’s receipt of the funds are subject to conditions that are substantially similar to those described above with respect to ATI.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	June 3, 2020